Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                           For the Month of May 1999
                      Distribution Date of June 15, 1999
                           Servicer Certificate #37

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                     $93,880,094.85
Beginning Pool Factor                                           0.2041121

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,227,284.32
     Interest Collected                                       $678,970.41

Additional Deposits:
     Repurchase Amounts                                       $103,022.00
     Liquidation Proceeds / Recoveries                        $188,222.53
Total Additional Deposits                                     $291,244.53

Repos / Chargeoffs                                             $35,040.30
Aggregate Number of Notes Charged Off                                  76

Total Available Funds                                       $8,109,801.45

Ending Pool Balance                                        $86,602,446.04
Ending Pool Factor                                              0.1882892

Servicing Fee                                                  $78,233.41

Repayment of Servicer Advances                                 $87,697.81

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,951,429.70
     Target Percentage                                               5.00%
     Target Balance                                         $4,330,122.30
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                     ($292,608.44)
     Ending Balance                                         $9,658,821.26

Current Weighted Average APR:                                       9.079%
Current Weighted Average Remaining Term (months):                   19.15

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days            $939,866.41       664
                                31 - 60 days           $223,205.80       182
                                60+  days               $95,743.51        48

     Total:                                          $1,258,815.72       685

     Balances:                  60+  days              $716,803.44        48

Memo Item - Reserve Account
     Prior Month                                     $9,658,821.26
+    Invest. Income                                     $36,484.06
+    Excess Serv.                                      $256,124.38
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                               $9,951,429.70


Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of May 1999

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                          $93,880,094.85
Ending Pool Balance                             $86,602,446.04

Collected Principal                              $7,242,608.51
Collected Interest                                 $678,970.41
Charge - Offs                                       $35,040.30
Liquidation Proceeds / Recoveries                  $188,222.53
Servicing                                           $78,233.41
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $8,031,568.04

Beginning Balance                               $93,880,094.85              $0.00     $85,778,662.35     $8,101,432.50

Interest Due                                       $497,794.85              $0.00        $453,912.09        $43,882.76
Interest Paid                                      $497,794.85              $0.00        $453,912.09        $43,882.76
Principal Due                                    $7,277,648.81              $0.00      $6,950,154.61       $327,494.20
Principal Paid                                   $7,277,648.81              $0.00      $6,950,154.61       $327,494.20

Ending Balance                                  $86,602,446.04              $0.00     $78,828,507.74     $7,773,938.30
Note / Certificate Pool Factor                                             0.0000             0.2270            0.3756
   (Ending Balance / Original Pool Amount)
Total Distributions                              $7,775,443.66              $0.00      $7,404,066.70       $371,376.96

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $256,124.38
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,951,429.70
(Release) / Draw                                  ($292,608.44)
Ending Reserve Acct Balance                      $9,658,821.26

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of May 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     6               5                 4                3                2               1
                                  Dec-98          Jan-99            Feb-99           Mar-99           Apr-99          May-99
Beginning Pool Balance       $130,955,860.52  $122,443,437.79  $115,589,662.57  $107,488,194.93  $100,224,175.10  $93,880,094.85

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $128,166.30      $101,589.06      $467,417.86       $34,419.32       $76,593.80      $35,040.30
    Recoveries                    $87,642.38      $105,498.66      $113,342.79       $54,550.67      $103,056.09     $188,222.53

Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)           $603,426.24              Total Charged off (Months 1 - 6)          $843,226.64
     Total Recoveries (Months 3, 2, 1)            $345,829.29              Total Recoveries (Months 1 - 6)           $652,313.12
     Net Loss / (Recoveries) for 3 Mos            $257,596.95 (a)          Net Loss/(Recoveries) for 6 Mos.          $190,913.52(c)

Total Balance (Months 5, 4, 3)                $345,521,295.29 (b)          Total Balance (Months 1 - 6)          $670,581,425.76(d)

Loss Ratio Annualized  [(a/b) * (12)]                 0.8946%              Loss Ratio Annualized [(c/d) (12)]            0.3416%

Trigger:  Is Ratio > 1.5%                                  No              Trigger:  Is Ratio > 6.0%                          No

                                                                                     Mar-99           Apr-99          May-99
B)   Delinquency Trigger:                                                         $1,285,646.03      $730,965.60     $716,803.44
     Balance delinquency 60+ days                                                      1.19608%         0.72933%        0.76353%
     As % of Beginning Pool Balance                                                    1.66145%         1.12729%        0.89631%
     Three Month Average

Trigger:  Is Average > 2.0%                                No

C)   Noteholders Percent Trigger:                     2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer